Exhibit 99.1

Plug Power to Restate Previously Issued Financial Statements

No Expected Impact on Cash Position, Business Operations or Economics of Commercial Arrangements

Plug Power Remains Well Positioned to Capitalize on its Leadership in the Rapidly Growing Global Green Hydrogen and Fuel Cell Industry

LATHAM, N.Y., March 16, 2021 -- Plug Power Inc. (NASDAQ: PLUG), a leading provider of turnkey hydrogen solutions building the global green hydrogen economy, announced today that it will restate its previously issued financial statements for fiscal years 2018 and 2019 and its quarterly filings for 2019 and 2020, which will be disclosed in the Form 10-K for the year ended December 31, 2020 (the “Prior Period Financial Statements”).

In consultation with KPMG LLP, the Company's independent registered public accounting firm, management and the Audit Committee of Plug Power’s Board of Directors determined that the Company’s Prior Period Financial Statements need to be restated due to errors in accounting primarily related to several non-cash items, including:

•         The reported book value of right of use assets and related finance obligations;

•         Loss accruals for certain service contracts;

•         The impairment of certain long-lived assets; and

•         The classification of certain costs, resulting in a decrease in research and development expense and a corresponding increase in cost of revenue.

The accounting related to the restatement is complex and technical and involves significant judgments in how to apply U.S. GAAP, given the innovative nature of the Company’s business and its leading position in a new and rapidly developing industry. The revised accounting will change how the Company accounts for certain transactions and items, but is not expected to impact the Company’s cash position, business operations or economics of commercial arrangements. The Company continues to expect to achieve its previously stated gross billings targets of $475 million in 2021, $750 million in 2022 and $1.7 billion in 2024.

Andy Marsh, CEO of Plug Power, said, “Since our founding nearly 25 years ago, Plug Power has prided itself on operating with transparency and integrity, and we are working to resolve this matter quickly. Importantly, there is no expected impact to our cash position, business operations or economics of commercial arrangements. We continue to execute on our mission to provide customers with state-of-the-art fuel cell and green hydrogen solutions. We remain confident in our ability to leverage our strong business momentum and market leading technologies, independently and alongside our joint venture partners, to capture the significant business opportunities in this rapidly growing industry.”

As part of the Company’s normal process, prior to releasing its 2020 fourth quarter and year end preliminary results and prior to completion of the audit, on February 24, 2021, the Company and the Audit Committee discussed those results with KPMG, and at that time, no material issues were raised. However, after the Company reported its 2020 fourth quarter and year end results, and in the course of finalizing the audit, the Company and KPMG identified the restatement items cited above. The Company has since reevaluated its accounting and determined that it needed to correct the previous accounting for those items.

It is important to note that the changes being recorded did not result from any override of controls or misconduct, and KPMG has not informed the Audit Committee of any issues related to an override of controls or misconduct.

The Company will not be able to file its Form 10-K for 2020 by the March 16, 2021 deadline and is working diligently to finalize the restated financials and file its Form 10-K as soon as possible. As disclosed in the Company’s Current Report on Form 8-K filed today with the SEC, the Prior Period Financial Statements should no longer be relied upon and the fourth quarter and full year 2020 financial results and related discussion in the Company’s shareholder letter issued on February 25, 2021 should no longer be relied upon.

About Plug Power

Plug Power is building the hydrogen economy as the leading provider of comprehensive hydrogen fuel cell turnkey solutions. The Company’s innovative technology powers electric motors with hydrogen fuel cells amid an ongoing paradigm shift in the power, energy, and transportation industries to address climate change and energy security, while meeting sustainability goals. Plug Power created the first commercially viable market for hydrogen fuel cell technology. As a result, the Company has deployed over 40,000 fuel cell systems for e-mobility, more than anyone else in the world, and has become the largest buyer of liquid hydrogen, having built and operated a hydrogen highway across North America. Plug Power delivers a significant value proposition to end-customers, including meaningful environmental benefits, efficiency gains, fast fueling, and lower operational costs. Plug Power’s vertically-integrated GenKey solution ties together all critical elements to power, fuel, and provide service to customers such as Amazon, BMW, The Southern Company, Carrefour, and Walmart. The Company is now leveraging its know-how, modular product architecture and foundational customers to rapidly expand into other key markets including zero-emission on-road vehicles, robotics, and data centers. Learn more at www.plugpower.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements regarding the Company’s expectations regarding future gross billings, the nature and extent of the accounting changes and errors and the expected impact of the accounting changes and the restatement on the Company’s prior and future financial statements, financial position and results of operation. These forward-looking statements are made as of the date hereof and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, the risk that additional information may arise prior to the filing of the restated financial statements; the final determination of the Audit Committee regarding matters relating to its internal review; the timing and ultimate conclusions of KPMG regarding the audit of the Company’s financial statements, and the risk that the completion and filing of the Company’s annual report on Form 10-K will take longer than expected. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in the Company’s filings and reports with the SEC, including the Annual Report on Form 10-K for the year ended December 31, 2019, as amended and supplemented by the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, as well as other filings and reports that are filed by the Company from time to time with the SEC. The Company disclaims any obligation to update forward-looking statements.

Gross billings is based on the invoice value of equipment deployed in the period. To that amount, the Company adds the invoice value for services rendered in the period, fuel provided to customers, power provided under Power Purchase agreements, etc. Invoice value of equipment and service is measured on a relative basis using cash value within contracts with customers. The Company’s objective in presenting gross billings is to present to investors an operating metric that conveys commercial growth over time. Management also uses this operating metric as a measurement of commercial growth, as well as establishing performance targets and annual budgets, and makes operating decisions based in part on gross billings. The significant estimates and assumptions underlying the metric include the allocation of revenue, excluding the provision for warrants, based on relative stand along selling prices used in our GAAP revenue numbers.

Media Contact

Andrea Rose / Clayton Erwin

Joele Frank, Wilkinson Brimmer Katcher

212-895-8666 / 212-895-8696

arose@joelefrank.com / cerwin@joelefrank.com